Lydall, Inc	Telephone 860-646-1233
One Colonial Road	Facsimile 860-646-4917
Manchester, CT 06042-2378	www.lydall.com

NewsRelease
LYDALL ANNOUNCES FINANCIAL RESULTS
FOR THE SECOND QUARTER ENDED JUNE 30, 2020

MANCHESTER, CT - JULY 28, 2020 - LYDALL, INC. (NYSE: LDL) today announced financial results for the second quarter ended June 30, 2020 and provided an update of COVID-19 impacts.

FINANCIAL HIGHLIGHTS - Q2 2020 vs. Q2 2019

GAAP Financials

•Second quarter ending cash balance of $92.5 million, compared to $43.4 million
–Year to date cash flow from operations of $40.4 million, compared to $36.2 million
•Net sales of $146.2 million, down 33.8%
•Gross margin of 19.4%, down 110 basis points
•Operating loss of ($1.7) million, compared to operating income of $13.2 million
•Loss per share of ($0.34), compared to loss per share of ($0.40)
–Prior year includes employee benefit plan settlement expenses of $0.86 per share

Non-GAAP Financial Measures*

•Organic sales decline of 31.7%
•Adjusted gross margin of 19.5%, down 100 basis points
•Adjusted operating margin of (0.2%), down 640 basis points
•Adjusted loss per share of ($0.27), compared to adjusted earnings per share of $0.41
•Adjusted EBITDA of $11.4 million, compared to $25.3 million
–Adjusted EBITDA margin of 7.8%, down 370 basis points

*Reconciliations of the Non-GAAP financial measures to Lydall’s GAAP financial results are included at the end of this release. See also “Use of Non-GAAP Financial Measures” below.

“I am incredibly proud of Lydall's global employees who delivered extraordinary results while the world was in the midst of the COVID-19 pandemic. In times like these, cash matters most and the team rose to the occasion by generating almost $14 million of cash from operations in the second quarter," Sara A. Greenstein, President and Chief Executive Officer, said. "Additionally, we quickly pivoted our resources to the production of personal protective equipment for our first responders, medical professionals, military personnel and the general public, which contributed to our adjusted consolidated EBITDA margin of nearly 8% in the quarter. We also announced new strategic investments to accelerate domestic meltblown filtration media capacity supported by a $13.5 million commitment from the U.S. Government.

“The demand for the filtration media produced in our Performance Materials segment has significantly increased. Lydall saw a 20% increase in Filtration sales in the second quarter compared to prior year, a trend we expect to continue. In our Technical Nonwovens segment, we completed a large order for nonwoven material used in medical gowns to support first responders for the New York Department of Health," said Ms. Greenstein. "When our automotive customers shuttered their factories late in the first quarter, the Thermal Acoustical Solutions business saw a historic decline in second quarter volumes in North America and Europe. The team responded quickly and decisively to flex our cost structure, and by the end of the second quarter our factories were back to nearly full pre-COVID production to support our automotive customers’ production re-starts.”

Ms. Greenstein added, “Most importantly, we continue to operate safely as the pandemic continues, adapting to a new normal that includes more frequent cleaning, social distancing and new work processes. Our employees have shown exceptional commitment and resilience during these challenging times, and I thank them for all their contributions.”

Q2 2020 Consolidated Results

Net sales of $146.2 million decreased by $74.7 million, or 33.8%, compared to $220.8 million in the second quarter of 2019, primarily due to the effects of COVID-19 related automotive OEM shutdowns and weaker industrial demand. Gross margin in the second quarter declined 110 basis points year-over-year to 19.4%. Randall B. Gonzales, Executive Vice President and Chief Financial Officer, stated, "despite the effects of the pandemic, the Performance Materials ("PM") and Technical Nonwovens ("TNW") segments improved gross margin on lower sales volumes. This helped offset lower gross margin in the Thermal Acoustical Solutions ("TAS") segment which was heavily impacted by widespread customer shutdowns. While TAS sales declined 60% or $55.8 million compared to prior year, volumes within the quarter grew sequentially each month in line with auto production."

Operating loss was ($1.7) million, compared to operating income of $13.2 million in the second quarter of 2019, driven by the negative impact of the COVID-19 pandemic in the TAS segment and, to a lesser extent, the TNW segment. This was partially offset by the PM segment which benefited from the increased demand for specialty filtration solutions. On an adjusted basis, operating loss was ($0.3) million compared to $13.7 million in the second quarter of 2019.

Adjusted EBITDA margin in PM was 19.5%, up 470 basis points on favorable mix and productivity actions while TNW EBITDA margin was 18.8%, up 260 basis points driven by a $1.3 million insurance recovery in this quarter from flood related losses in the first quarter of 2020. Compressed margins in TAS due to COVID-19 resulted in consolidated adjusted EBITDA margin of 7.8%, down 370 basis points compared to the second quarter of 2019. Mr. Gonzales commented, "Performance in the second quarter demonstrates the earnings potential of the business. We were able to quickly flex our cost structure, reducing overhead by almost $15 million from prior year in reaction to lower demand, while leveraging resources to address surging demand for filtration. These actions mitigated the profit loss on lower sales and will position the business to drive incremental returns as volumes recover."

Liquidity

Net cash provided by operations through the second quarter of 2020 was $40.4 million driven by continued working capital management initiatives, accounts receivable factoring, and payroll tax deferral under the CARES Act. Mr. Gonzales concluded, "Although we experienced unprecedented headwinds from the pandemic, through disciplined management of working capital we not only maintained but also increased our cash balance through the quarter, while reducing our net factoring." The Company’s cash balance was $92.5 million at June 30, 2020, compared to $87.8 million at March 31, 2020. Debt balance at June 30 was $286 million, and the Company's net leverage ratio was 3.5, well below the maximum of 6.5 allowed by our amended credit agreement.

Outlook

"As we move into the second half of the year, our focus remains on the well-being of our employees, meeting the needs of our customers, and driving more value for our shareholders," Ms. Greenstein commented. "While we expect our Performance Materials Sealing business will face headwinds in the second half, continued strong demand for Filtration products should offset this, with meltblown media sales for N95 and surgical masks contributing incremental sales of $10 to $12 million. As a respected leader in filtration, we continue to pursue opportunities with government leaders across the world who recognize that a strong localized supply chain of PPE is a national priority. Lydall is well positioned, globally, to leverage our technical expertise and decades of experience to provide solutions in the fight against COVID-19 and develop innovative new solutions for clean air applications.

"We anticipate the North American and European automotive markets will recover in similar fashion to what we experienced in China. While the timing and magnitude of the recovery by region remains uncertain, we believe auto production will begin to stabilize in the third quarter, albeit with volumes in the second half of 2020 lower than the same period in 2019." Ms. Greenstein continued, "In Technical Nonwovens, we are seeing seasonally strong construction activity driving robust demand for geosynthetics and continued demand for medical related nonwoven products, offset by softer sales in Industrial Filtration applications as the industrial outlook remains uncertain.

"In summary, Lydall and its management team have demonstrated their ability to successfully navigate unprecedented challenges, and I have full confidence the team will continue to quickly adapt to market changes," Ms. Greenstein shared. "Going forward, we will sharpen our strategic focus where our global footprint, deep product expertise, customer and supplier relationships, and innovation are clear competitive advantages in attractive markets. Specialty filtration is a cornerstone of our strategy, as shown by the investments we’re making this year. I remain confident in our ability to deliver long-term shareholder value through our focus on value added engineered materials and specialty filtration solutions that promote a cleaner, quieter, safer world."

Conference Call

Lydall will host a conference call on July 29, 2020 at 10:00 a.m. Eastern Time to discuss results its second quarter ended June 30, 2020 as well as general matters related to its businesses and markets. The call may be accessed at (888) 338-7142, from within the U.S., or (412) 902-4181, internationally. In addition, the audio of the call will be webcast live and will be available for replay on the Company's website at www.lydall.com in the Investor Relations Section. A recording of the call will be available from 12:00 p.m. Eastern Time on July 29, 2020 through 11:59 p.m. Eastern Time on August 5, 2020 at (877) 344-7529, from within the U.S., or (412) 317-0088, internationally, access code 10146673. Additional information, including a presentation outlining key financial data supporting the conference call, can be found on the Company’s website www.lydall.com under the Investors Relations’ section.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including organic sales, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted earnings per share, consolidated and segment EBITDA and adjusted EBITDA. The attached financial tables address the non-GAAP measures used in this press release and reconcile non-GAAP measures to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures helps investors gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods or forecasts. Adjusted segment EBITDA is used as a basis to internally evaluate the financial performance of the Company's segments because the Company believes it reflects current core operating performance and provides an indicator of the segment's ability to generate cash. Non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements about the outlook for 2020, the expected impact of the coronavirus pandemic (COVID-19) on the Company's businesses, and optimizing profit and cash flow generation may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future operating or financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties which include, among others, worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability, challenges encountered by the Company in the execution of restructuring programs, disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, disruptions in the Company's businesses from the coronavirus pandemic (COVID-19), foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, the Company’s actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Lydall’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2019.

These forward-looking statements speak only as of the date of this press release, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

Headquartered in Manchester, Connecticut with global manufacturing operations, Lydall delivers value-added engineered materials and specialty filtration solutions that promote a cleaner, quieter and safer world. We partner with our customers to develop bespoke, high-performing and efficient solutions that are adaptable and scalable to meet their needs. Lydall is a New York Stock Exchange-listed company. For more information, visit http://www.lydall.com. is a registered trademark of Lydall, Inc. in the U.S. and other countries.

For further information:
Media:	Investors:
Danielle Orsino	Brendan Moynihan
Vice President, Investor Relations
Telephone 949-365-6609	Telephone 860-646-1233
Facsimile 860-646-4917
danielle@dynamisadvisors.com	info@lydall.com
www.lydall.com
-More-

Summary of Operations
In thousands except per share data
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Net sales	$146,160	$220,811	$346,687	$438,836
Cost of sales	117,742	175,536	279,701	351,505
Gross profit	28,418	45,275	66,986	87,331

Selling, product development and administrative expenses	30,164	32,096	63,191	65,102
Impairment of goodwill and other long-lived assets	—	—	61,109	—
Operating (loss) income	(1,746)	13,179	(57,314)	22,229

Employee benefit plans settlement expenses	—	25,515	385	25,515
Interest expense	4,476	3,731	7,333	7,359
Other expense (income), net	248	(873)	(170)	(474)
Loss before income taxes	(6,470)	(15,194)	(64,862)	(10,171)

Income tax benefit	(595)	(8,199)	(2,610)	(7,093)
(Income) loss from equity method investment	(18)	(49)	26	(22)
Net loss	$(5,857)	$(6,946)	$(62,278)	$(3,056)

Loss per share:
Basic	$(0.34)	$(0.40)	$(3.59)	$(0.18)
Diluted	$(0.34)	$(0.40)	$(3.59)	$(0.18)

Weighted average number of common shares outstanding	17,372	17,267	17,354	17,260
Weighted average number of common shares and equivalents outstanding	17,372	17,267	17,354	17,260

Summary of Segment Information
and Corporate Office Expenses
In thousands
(Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net Sales

Performance Materials Segment	$58,473	$65,102	$123,693	$129,682
Technical Nonwovens Segment (1),(2)	52,007	69,078	109,410	134,684
Thermal Acoustical Solutions	37,448	93,272	121,209	187,585
Eliminations and Other (2)	(1,768)	(6,641)	(7,625)	(13,115)
Consolidated Net Sales	$146,160	$220,811	$346,687	$438,836

Operating Income

Performance Materials Segment (3)	$5,443	$3,303	$(51,498)	$4,762
Technical Nonwovens Segment (1),(2),(4)	6,684	7,844	10,497	12,578
Thermal Acoustical Solutions	(6,285)	7,357	(657)	16,848
Corporate Office Expenses	(7,588)	(5,325)	(15,656)	(11,959)
Consolidated Operating (Loss) Income	$(1,746)	$13,179	$(57,314)	$22,229

(1) The Technical Nonwovens segment reports the results of Geosol through the date of disposition of May 9, 2019.

(2) Included in the Technical Nonwovens segment and Eliminations and Other is $1.4 million and $4.6 million in intercompany sales to the Thermal Acoustical Solutions segment for the quarters ended June 30, 2020 and 2019, respectively, and 6.4 million and 9.3 million in intercompany sales to the Thermal Acoustical Solutions segment for the six months ended June 30, 2020 and 2019

(3) Included in the Performance Materials segment is $61.1 million of impairment charges related to goodwill and other long-lived assets for the six months ended June 30, 2020, $4.0 million and $4.1 million of intangible assets amortization for the three months ended June 30, 2020 and 2019, respectively, and $7.9 million and $8.1 million of intangible assets amortization for the six months ended June 30, 2020 and 2019, respectively.

(4) Included in the Technical Nonwovens segment is $1.2 million and $1.3 million of intangible assets amortization for the three months ended June 30, 2020 and 2019, respectively, and $2.3 million and $2.6 million of intangible assets amortization for the six months ended June 30, 2020 and 2019.

Financial Position
In thousands except ratio data
(Unaudited)
	June 30, 2020	December 31, 2019

Cash and cash equivalents	$92,546	$51,331
Working capital	$172,417	$153,739
Total debt	$285,510	$272,641
Stockholders' equity	$253,262	$318,420
Total capitalization	$538,772	$591,061
Total debt to total capitalization	53.0%	46.1%

Cash Flows
In thousands	For the Three Months Ended		For the Six Months Ended
(Unaudited)	June 30,		June 30,
	2020	2019	2020	2019

Net cash provided by operating activities	$13,674	$21,849	$40,415	$36,219
Net cash used for investing activities	$(4,581)	$(10,140)	$(12,080)	$(16,825)
Net cash (used for) provided by financing activities	$(4,893)	$(18,102)	$13,482	$(25,212)
Depreciation and amortization	$12,612	$12,066	$24,842	$24,001
Capital expenditures	$(6,315)	$(11,048)	$(15,472)	$(20,287)

Common Stock Data
	For the Three Months Ended June 30,
	2020	2019

High	$17.73	$26.47
Low	$5.67	$17.90
Close	$13.56	$20.20
During the second quarter of 2020, 14,906,709 shares of Lydall common stock (LDL) were traded on the New York Stock Exchange.

Non-GAAP Measures
In thousands except ratio and per share data
(Unaudited)

The following tables address the non-GAAP measures used in this press release and reconcile the non-GAAP measures to the most directly comparable GAAP measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
In thousands	2020	2019	2020	2019

Net sales	$146,160	$220,811	$346,687	$438,836
Net sales, adjusted	$146,160	$220,811	$346,687	$438,836

Gross profit, as reported	$28,418	$45,275	$66,986	$87,331
TNW restructuring expenses	—	42	—	372
Reduction-in-force severance expenses	$127	$—	$127	$—
Gross profit, adjusted	$28,545	$45,317	$67,113	$87,703

Gross margin, as reported	19.4%	20.5%	19.3%	19.9%
Gross margin, adjusted	19.5%	20.5%	19.4%	20.0%

Operating (loss) income, as reported	$(1,746)	$13,179	$(57,314)	$22,229
Strategic initiatives expenses	1,230	405	3,138	1,246
TNW restructuring expenses	—	97	—	473
Impairment of goodwill and long-lived assets	—	—	61,109	—
Reduction-in-force severance expenses	257	—	257	—
Operating income, adjusted	$(259)	$13,681	$7,190	$23,948

Operating margin, as reported	(1.2)%	6.0%	(16.5)%	5.1%
Operating margin, adjusted	(0.2)%	6.2%	2.1%	5.5%

(Loss) earnings per share, as reported	$(0.34)	$(0.40)	$(3.59)	$(0.18)
Strategic initiatives expenses	$0.07	$0.02	$0.18	$0.07
TNW restructuring expenses	$—	$0.01	$—	$0.03
Impairment of goodwill and long-lived assets	$—	$—	$3.52	$—
Reduction-in-force severance expenses	$0.02	$—	$0.02	$—
Employee benefit plans settlement expenses	$—	$1.47	$0.02	$1.47
Gain on sale from a divestiture	$—	$(0.08)	$—	$(0.08)
Tax effect of above adjustments	$(0.02)	$(0.61)	$(0.22)	$(0.61)
Diluted (loss) earnings per share, adjusted	$(0.27)	$0.41	$(0.07)	$0.70

This press release reports adjusted results for the three and six months ended June 30, 2020 and 2019, which excludes strategic initiatives expenses, restructuring expenses in the Technical Nonwovens segment, impairment charges in the Performance Materials segment, reduction-in-force severance expenses, employee benefit plans settlement expenses, and gain on sale from a divestiture.

CONSOLIDATED AND SEGMENT EBITDA/ADJUSTED EBITDA
In thousands except ratio data
(Unaudited)

The following tables report consolidated and segment earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA for the three and six months ended June 30, 2020 and 2019. The Company uses segment operating income (loss) for the purpose of calculating segment EBITDA and adjusted EBITDA. Adjusted EBITDA excludes strategic initiatives expenses, restructuring expenses, non-cash impairment charges, reduction-in-force severance expenses, employee benefit plans settlement expenses, and gain on sale from a divestiture.

	For the Three Months Ended June 30, 2020
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net loss						$(5,857)
Interest expense						4,476
Income tax benefit						(595)
Other expense, net						248
Income from equity method investment						(18)
Operating (loss) income	$5,443	$6,684	$(6,285)	$5,842	$(7,588)	$(1,746)
Depreciation and amortization	5,954	3,093	2,714	11,761	130	11,891
Other expense, net	—	—	—	—	248	248
Income from equity method investment	—	(18)	—	(18)	—	(18)
EBITDA	$11,397	$9,795	$(3,571)	$17,621	$(7,706)	$9,915
% of net sales	19.5%	18.8%	(9.5)%	11.9%		6.8%

Strategic initiatives expenses	$—	$—	$—	$—	$1,230	$1,230
Reduction-in-force severance expenses	—	—	257	257	—	257
EBITDA, adjusted	$11,397	$9,795	$(3,314)	$17,878	$(6,476)	$11,402
% of net sales	19.5%	18.8%	(8.8)%	12.1%		7.8%

	For the Three Months Ended June 30, 2019
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net loss						$(6,946)
Interest expense						3,731
Income tax benefit						(8,199)
Other income, net						(873)
Income from equity method investment						(49)
Operating income (loss)	$3,303	$7,844	$7,357	$18,504	$(5,325)	$13,179
Depreciation and amortization	6,329	3,222	2,458	12,009	166	12,175
Employee benefits plans settlement expense	—	—	—	—	25,515	25,515
Other income, net	—	—	—	—	(873)	(873)
Income from equity method investment	—	(49)	—	(49)	—	(49)
EBITDA	$9,632	$11,115	$9,815	$30,562	$(29,801)	$761
% of net sales	14.8%	16.1%	10.5%	13.4%		0.3%

Strategic initiatives expenses	$—	$—	$—	$—	$405	$405
TNW restructuring expenses	—	97	—	97	—	97
Employee benefit plans settlement expenses	—	—	—	—	25,515	25,515
Gain on sale from a divestiture	—	—	—	—	(1,459)	(1,459)
EBITDA, adjusted	$9,632	$11,212	$9,815	$30,659	$(5,340)	$25,319
% of net sales	14.8%	16.2%	10.5%	13.5%		11.5%

	For the Six Months Ended June 30, 2020
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net loss						$(62,278)
Employee benefit plans settlement expenses						385
Interest expense						7,333
Income tax benefit						(2,610)
Other income, net						(170)
Loss from equity method investment						26
Operating income (loss)	$(51,498)	$10,497	$(657)	$(41,658)	$(15,656)	$(57,314)
Depreciation and amortization	12,208	6,131	5,431	23,770	265	24,035
Employee benefit plans settlement expenses	—	—	—	—	385	385
Other income, net	—	—	—	—	(170)	(170)
Loss from equity method investment	—	26	—	26	—	26
EBITDA	$(39,290)	$16,602	$4,774	$(17,914)	$(15,606)	$(33,520)
% of net sales	(31.8)%	15.2%	3.9%	(5.1)%		(9.7)%

Strategic initiatives expenses	$—	$—	$—	$—	$3,138	$3,138
Impairment of goodwill and long-lived assets	61,109	—	—	61,109	—	61,109
Reduction-in-force severance expenses	—	—	257	257	—	257
Employee benefit plans settlement expenses	—	—	—	—	385	385
EBITDA, adjusted	$21,819	$16,602	$5,031	$43,452	$(12,083)	$31,369
% of net sales	17.6%	15.2%	4.2%	12.3%		9.0%

	For the Six Months Ended June 30, 2019
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net loss						$(3,056)
Employee benefit plans settlement expenses						25,515
Interest expense						7,359
Income tax benefit						(7,093)
Other income, net						(474)
Income from equity method investment						(22)
Operating income (loss)	$4,762	$12,578	$16,848	$34,188	$(11,959)	$22,229
Depreciation and amortization	12,499	6,365	4,890	23,754	338	24,092
Employee benefit plans settlement expenses	—	—	—	—	25,515	25,515
Other income, net	—	—	—	—	(474)	(474)
Income from equity method investment	—	(22)	—	(22)	—	(22)
EBITDA	$17,261	$18,965	$21,738	$57,964	$(36,662)	$21,302
% of net sales	13.3%	14.1%	11.6%	12.8%		4.9%

Strategic initiatives expenses	$—	$—	$—	$—	$1,246	$1,246
TNW restructuring expenses	—	473	—	473	—	473
Employee benefit plans settlement expenses	—	—	—	—	25,515	25,515
Gain on sale from a divestiture	—	—	—	—	(1,459)	(1,459)
EBITDA, adjusted	$17,261	$19,438	$21,738	$58,437	$(11,360)	$47,077
% of net sales	13.3%	14.4%	11.6%	12.9%		10.7%

Organic Sales
(Unaudited)

	Three Months Ended June 30, 2020
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Consolidated
Sales growth, as reported	(10.2)%	(24.7)%	(59.9)%	(33.8)%
Acquisitions and divestitures	—%	(0.1)%	—%	—%
Change in tooling sales	(0.1)%	—%	(2.7)%	(1.2)%
Foreign currency translation	(0.6)%	(1.9)%	(0.4)%	(0.9)%
Organic sales growth	(9.5)%	(22.7)%	(56.8)%	(31.7)%

	Six Months Ended June 30, 2020
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Consolidated
Sales growth, as reported	(4.6)%	(18.8)%	(35.4)%	(21.0)%
Acquisitions and divestitures	0.6%	(0.2)%	—%	0.1%
Change in tooling sales	—%	—%	(3.1)%	(1.3)%
Foreign currency translation	(0.8)%	(1.6)%	(0.6)%	(1.0)%
Organic sales growth	(4.4)%	(17.0)%	(31.7)%	(18.8)%

This press release provides information regarding organic sales change, defined as net sales change excluding (1) sales from acquired and divested businesses (2) the impact of foreign currency translation and (3) tooling sales. Management believes that the presentation of organic sales change is useful to investors because it enables them to assess, on a consistent basis, sales trends related to the Company selling products to customers, without the impact of foreign currency rate changes that are not under management's control and do not reflect the performance of the Company and management. Tooling sales are excluded because tooling revenue is not generated from selling the Company's products to customers, but rather is reimbursement from our customers for the design and production of tools used by the Company in our manufacturing processes. Tooling sales can be sporadic and may mask underlying business conditions and obscure business trends.